Sub-Item 77O
Rule 10f-3 Transaction

DREYFUS MANAGER FUNDS II
- Dreyfus Balanced Opportunity Fund

On March 28, 2011, Dreyfus Balanced Opportunity Fund, a series of Dreyfus Manager Funds II (the "Fund"), purchased $170,000 of 5.95% Senior Notes due April 1, 2041 issued by The Home Depot, Inc. (CUSIP No.: 437076AV4) (the "Senior Notes") at a purchase price of $99.528 per unit. The Senior Notes were purchased from Goldman Sachs, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund’s investment adviser, also was a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. Goldman Sachs received a commission of 0.875% per Senior Note. The following is a list of the syndicate's primary members:

BNY Mellon Capital Markets, LLC
Goldman Sachs
BofA Merrill Lynch
Credit Suisse
Deutsche Bank Securities
Goldman, Sachs & Co.
J.P. Morgan
Barclays Capital
Morgan Stanley.
RBS
TD Securities
Fifth Third Securities, Inc.
RBC Capital Markets
Sun Trust Robinson Humphrey
The Williams Capital Group, L.P.
US Bancorp
Wells Fargo Securities
Citi

Accompanying this statement are materials presented to the Board of Trustees of Dreyfus Manager Funds II, which ratified the purchase as in compliance with the Fund's Rule 10f-3 Procedures, at a Board meeting held on June 28, 2011.

1. Account/Fund Name: **Dreyfus Balanced Opportunity Fund**
2. Anticipated Purchase Date: **03/28/11**
3. Total Net Assets of Account/Fund: **$306,875,893.77**
4. Type and Description of Security to be Purchased: **Home Depot Inc 5.95% 4/01/41**
5. Credit Rating of Security (Rating/Rating Agency): **Baa1/Moody's BBB+/S&P BBB+/Fitch**
6. Name of Underwriting Syndicate Dealer Effecting Transaction: **Goldman Sachs**
7. Name of Affiliated Underwriter in Underwriting Syndicate: **BNY Mellon Capital Markets, LLC**
8. Issue Size: **1,00,000,000**
9. CUSIP: **437076AV4**
10. Amount Purchased by Account/Fund: **170,000**
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: **0.02%**
12. Amount Purchased as a Percentage of Account/Fund Assets: **0.06%**
13. Purchase Price of Securities (if at par, so state): **99.528**
14. Commission/Spread Received by Principal Underwriters: **0.875%**
15. Yield (as applicable): **5.978%**
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase **5.978%**
17. The Affiliated Purchase Should be Reported to the BOD of which Entities: Mellon Bank, N.A._______ MTONE_______; Mellon Private Trust Co. N. A. _________; Other (Describe) **Dreyfus Fund Board**;

Mutual Fund Purchases Only:

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): **Yes**
2. Was Security Purchased on Offer Date? (Must be Yes): **Yes**
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): **Yes**
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): **Yes**
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): **No**
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): **Yes**

REPRESENTATIONS (Check box to make specific affirmation of <u>all</u> points listed below OR Trade Can Not Be Made) ☒
This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate?*

- **This purchase will not be designated as a "group sale" (i.e, affiliated underwriter does not receive commissions from the unaffiliated broker/dealer) or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- The underwriting Affiliate indicates that its share of **equity securities does not exceed 5% of the entire offering**.
- The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Rule 10f-3 permits only a 25% of purchase issue of a fixed income asset portfolio.**

Note: If transaction pertains to an account governed by ERISA, Exhibit D, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required. Please check box ☐ if Exhibit D is required—if so, please complete and submit.

LOB Asset Management Unit (Print) **Standish Mellon Asset Management**
AND
LOB Portfolio Manager Name (Print) **David Bowser** Signature [signature] Date 3/30/11
AND
LOB CIO/COO Name (Print) **David Leduc** Signature [signature] Date 3/29/11
AND
CCO Name (Print) **Julia Braithwaite** Signature [signature] Date 3/29/11

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SEC Filings

424B5

HOME DEPOT INC filed this Form 424B5 on 03/29/11

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Filed Pursuant to Rule 424(b)(5)
Registration No.: 333-161470

CALCULATION OF REGISTRATION FEE

	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
4.40% Senior Notes Due 2021	$1,000,000,000	99.824%	$998,240,000	$115,895.67
5.95% Senior Notes Due 2041	$1,000,000,000	99.528%	$995,280,000	$115,552.01

(1) Calculated in accordance with Rule 457(r) of the Securities Act.

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Table of Contents

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED AUGUST 21, 2009

$2,000,000,000

LOGO

THE HOME DEPOT, INC.

4.40% Senior Notes due April 1, 2021
5.95% Senior Notes due April 1, 2041

This is an offering of an aggregate of $1,000,000,000 4.40% senior notes due April 1, 2021, which we refer to as the "2021 notes," and an aggregate of $1,000,000,000 5.95% senior notes due April 1, 2041, which we refer to as the "2041 notes". We refer to the 2021 notes and the 2041 notes collectively as the "notes". We will pay interest on the notes every April 1 and October 1 beginning October 1, 2011. We may redeem the notes at any time at the redemption price specified herein.

The notes will not be listed on any securities exchange. There is currently no public market for the notes.

For a more detailed description of the notes, see "Description of the Notes" beginning on page S-4.

	Price to the Public	Underwriting Discounts and Commissions	Proceeds to Home Depot
Per 2021 Note	99.824%	0.450%	99.374%
Per 2041 Note	99.528%	0.875%	98.653%
Combined Total	$1,993,520,000	$13,250,000	$1,980,270,000

Delivery of the notes will be made in book-entry form only through the facilities of The Depository Trust Company and its direct and indirect participants, including Euroclear Bank S.A./N.V. ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream, Luxembourg"), on or about March 31, 2011, against payment therefor in immediately available funds.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in the notes involves risk. See "Risk Factors" in our Annual Report on Form 10-K for the year ended January 30, 2011, which is incorporated by reference into this prospectus supplement.

Joint Book-Running Managers

Co-Managers

Barclays Capital **BNY Mellon Capital Markets, LLC** **Morgan Stanley** **RBS** **TD Securities**
Fifth Third Securities, Inc. **RBC Capital Markets** **SunTrust Robinson Humphrey**
The Williams Capital Group, L.P. **US Bancorp** **Wells Fargo Securities** **Citi**

The date of this prospectus supplement is March 28, 2011.

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Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification

I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies.

I attest that:

- The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown.
- The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown.
- My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures.
- My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable.
- Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.

[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	4/15/11

1st Quarter 2011